Exhibit 1.1

275,000 Shares

International Shipholding Corporation

9.00% Series B Cumulative Redeemable Perpetual Preferred Stock

($1.00 par value per share)

Underwriting Agreement

July 25, 2013

Incapital LLC

DNB Markets, Inc.

Sterne, Agee & Leach, Inc.

Euro Pacific Capital Inc.

Regions Securities LLC

c/o Incapital LLC

1800 N. Military Trail

Suite 400

Boca Raton, Florida 33431

Attention: Legal

Ladies and Gentlemen:

International Shipholding Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 275,000 shares (the “Firm Shares”) of its 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock, $1.00 par value per share, liquidation preference $100.00 per share (the “Series B Preferred Shares”), to Incapital LLC, DNB Markets, Inc., Sterne, Agee & Leach, Inc., Euro Pacific Capital Inc. and Regions Securities LLC (the “Underwriters”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to 41,250 additional shares of Series B Preferred Shares (the “Optional Shares”). The Firm Shares and any Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Shares.”

The term “Registration Statement” as used herein means the registration statement on Form S-3 (File No. 333-169899) at the Effective Date (as defined herein), including financial statements, all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and, if applicable, the information deemed to be included by Rule 430B of the Securities Act. For purposes hereof, the term “Effective Date” means the effective date of the Registration Statement with respect to the offering of the Shares as determined with respect to the Company pursuant to Rule 430B(f)(2) promulgated under the Securities Act.

The term “Prospectus” as used herein means, together with the Base Prospectus (as defined in Section 1(a)), the final prospectus supplement relating to the Shares, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) (the “Prospectus Supplement”).

The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430B of the Securities Act included at any time in the Registration Statement, including the Base Prospectus and the preliminary prospectus supplement dated July 23, 2013 with respect to this offering (the “Preliminary Prospectus Supplement”), and including in each case the documents incorporated by reference therein.

The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the Securities Act.

The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the Securities Act.

The term “Disclosure Package” as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented on or prior to the Initial Time of Sale (as defined below) together with certain Issuer Free Writing Prospectuses identified in Schedule I hereto, if any.

The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus, or the Disclosure Package shall mean amendments to the Registration Statement, Prospectus, any Free Writing Prospectus, or the Disclosure Package, as the case may be, and shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. As used herein, the term “Incorporated Documents” means the documents that are incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement thereto during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Securities Act) relating to any of the Shares is required to be delivered under the Securities Act by the Underwriters or any dealer.

The term “subsidiary” means each entity, at least a majority of the capital stock or other equity or voting securities of which are controlled or owned, directly or indirectly, by the Company. The term “domestic subsidiary” means any subsidiary of the Company duly organized under the laws of any U.S. state. The term “foreign subsidiary” means any subsidiary of the Company duly organized under the laws of a foreign country.

For the purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, any Free Writing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

1.	Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with the Underwriters as of the date hereof and as of each “Delivery Date” (as defined below in Section 4) that:

(a)        In connection with the transactions contemplated by this Underwriting Agreement (the “Agreement”), the Registration Statement with respect to the Shares, including the base prospectus dated October 27, 2010 (the “Base Prospectus”), and such amendments or post-effective amendments to such registration statement as may have been required to the date of this Agreement in connection with the offering and sale of the Shares, have been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and have been filed with the Commission in the form heretofore delivered to you. Copies of the Registration Statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430B of the Securities Act) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to the Underwriters. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430B of the Securities Act will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Securities Act.

(b)        The Company meets the requirements for use of Form S-3 under the Securities Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and none is, to the knowledge of the Company, threatening in writing to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened in writing to institute proceedings for any such purpose. The Disclosure Package as of 3:35 p.m. New York, New York time on the date hereof (the “Initial Time of Sale”), the Registration Statement at the Effective Date, and the Prospectus and any amendments or supplements thereto when they are filed with the Commission or become effective, as the case may be, in all material respects conform or will conform, as the case may be, to the requirements of the Securities Act. Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, contained or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package nor any amendment or supplement thereto, at the Initial Time of Sale, contained or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished by the Underwriters to the Company relating to the Underwriters for use in the preparation thereof (as provided in Section 8(b) hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement that is not described, filed or incorporated by reference as required by the Securities Act.

(c)        The Registration Statement, the Disclosure Package, the Prospectus (and any amendments or supplements to any of the foregoing) and the Incorporated Documents, at the time each of them became or becomes effective or at the time they were or will be filed with the Commission, complied and conformed or will comply and conform in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)        The Preliminary Prospectus, any Free Writing Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), were identical to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(e)        The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectus, if any, identified in Schedule I hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any Free Writing Prospectus.

(f)        Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as otherwise set forth or expressly contemplated therein, (i) there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries (except for newly-issued shares issued pursuant to the Company’s employee benefit plans, stock-based incentive plans, incentive compensation plans, or other similar plans in the ordinary course of business and borrowings and repayments under the Company’s revolving credit facility in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition (financial or otherwise), business, properties, stockholders’ equity or results of operations of the Company or its subsidiaries taken as a whole; (ii) there have been no transactions entered into by the Company, or its subsidiaries, other than transactions entered into in the ordinary course of business, that are material with respect to the Company or its subsidiaries taken as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on any class of its respective capital stock or membership interests.

(g)        The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, and any real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries.

(h)        The Company and its subsidiaries have been duly incorporated and are validly existing as corporations, in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Disclosure Package and Prospectus; and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or its subsidiaries taken as a whole (“Material Adverse Effect”); and each of the Company and its subsidiaries holds all material licenses, certificates, authorizations and permits from governmental authorities necessary for the conduct of its business as described in the Disclosure Package and Prospectus.

(i)         The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and conform to the description of the capital stock of the Company contained in the Disclosure Package and the Prospectus; there are no preemptive or other rights to subscribe for or to purchase any securities of the Company under the Amended and Restated Certificate of Incorporation of the Company or under Delaware law; except as described in the Disclosure Package and the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company which have been granted by the Company; and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

(j)         The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Disclosure Package and the Prospectus.

(k)        The issuance and sale of the Shares being issued at each Delivery Date by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, except as would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, articles of organization or operating agreement, as the case may be, of the Company or its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Securities Act, under state securities or Blue Sky laws, any necessary listing application with the New York Stock Exchange (“NYSE”) and under the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters.

(l)         Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or proceedings, at law or equity or before any governmental body or agency, pending to which the Company or its subsidiaries is a party or of which any of their respective properties or assets is subject, which, if determined adversely to the Company or its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities, or by others. Except as previously disclosed to the Underwriters, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order.

(m)       PricewaterhouseCoopers LLP, Ernst and Young LLP and Warren Averett, LLC, the independent registered accounting firms that certified the financial statements of the Company and its subsidiaries that are included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, are independent registered accounting firms as required by the Securities Act and the rules and regulations of the Commission thereunder and by the rules of the Public Company Accounting Oversight Board, and such accountants have advised the Company that they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(n)        All employee benefit plans established, maintained or contributed to by the Company and its subsidiaries comply in all material respects with all applicable requirements of ERISA and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no such plan has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

(o)        The consolidated financial statements of the Company, together with related notes, as set forth in the Registration Statement, the Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position and the results of operations of the Company at the indicated dates and for the indicated periods, all in accordance with accounting principles generally accepted in the United States of America, consistently applied throughout the periods presented except as noted in such financial statements and the notes thereon, and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein. All disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(p)        Neither the Company nor any of its subsidiaries are, and after giving effect to the offering and sale of the Shares as herein contemplated will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(q)        The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants in the United States, Mexico, Indonesia, Singapore and any other geographic regions where the Company and its subsidiaries operate (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r)        Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)        To the extent that the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission and the NYSE thereunder have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act or such rules and regulations. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act and such rules and regulations that are in effect and with which the Company is required to comply.

(t)         There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibit thereto which have not been so described and filed as required.

(u)        The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; since January 1, 2011, neither the Company nor any of its subsidiaries have been refused any insurance coverage sought or applied for and neither the Company nor any of its subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the Company’s and each of its subsidiaries’ business at a cost that would not have a Material Adverse Effect.

(v)        The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns that have been required to be filed (or have received extensions with respect thereto) other than those filings being contested in good faith, and have paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith.

(w)       No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that is required by the Securities Act or by the rules and regulations thereunder to be described in the Registration Statement, the Disclosure Package and the Prospectus which is not so described.

(x)        The Company and any of its subsidiaries that own the marine vessels described in the Prospectus that operate in the United States coastwise trade (the “U.S. Vessels”) are, and at all relevant times under the Shipping Act (as defined below) have been, citizens of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, 46 U.S.C. §802 (the “Shipping Act”), and qualified to engage in coastwise trade, except where such failure to be so qualified would not result in, individually or in the aggregate, a Material Adverse Effect. At no time during the Company or any subsidiary’s ownership of the U.S. Vessels have any of the U.S. Vessels been sold, chartered or otherwise transferred to any person or entity in violation of any applicable United States laws, rules or regulations. Each U.S. Vessel described in the Preliminary Prospectus and Prospectus has a clean certificate of inspection from the United States Coast Guard and an American Bureau of Shipping load line certificate where applicable, in each case free of reported or reportable exceptions or notations of record. In addition, each U.S. Vessel has proper classification certificates and national certificates which are valid and without condition or recommendation by class or any of the relevant authorities and the operation of each U.S. Vessel is not in violation of any applicable United States law or regulation, except where such violation would not result in, individually or in the aggregate, a Material Adverse Effect.

(y)        The Company and any of its subsidiaries that own the marine vessels described in the Prospectus that operate in Mexico (the “Mexican Vessels”) are, and at all relevant times under applicable Mexican law have been, qualified to engage in such operation pursuant to applicable Mexican law, except where such failure to be so qualified would not result in, individually or in the aggregate, a Material Adverse Effect, and at no time during the Company or any subsidiary’s ownership of such Mexican Vessels have any of such Mexican Vessels been sold, chartered or otherwise transferred to any person or entity in violation of any applicable Mexican laws, rules or regulations. Each Mexican Vessel described in the Preliminary Prospectus and Prospectus has a clean certificate of inspection from the Mexican maritime authorities, where applicable, in each case free of reported or reportable exceptions or notations of record. In addition, each Mexican Vessel has proper classification certificates and national certificates which are valid and without condition or recommendation by class or any of the relevant authorities and the operation of each Mexican Vessel is not in violation of any applicable Mexican law or regulation, except where such violation would not result in, individually or in the aggregate, a Material Adverse Effect.

(z)        Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; (ii) used any corporate funds for any unlawful purpose relating to political activity or to influence official action; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)      The Company and its subsidiaries have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in contravention of applicable law, provided that no representation is made as to the activities of any Underwriter.

(bb)      This Agreement has been duly authorized, executed and delivered by the Company and is valid and binding agreement of the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws).

(cc)       Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus was, at the time issued and at the time of any express, written reaffirmation thereof, made with a reasonable basis and in good faith.

(dd)      All statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ee)      Since January 1, 2000, the Company has not received any notice from the NYSE regarding the delisting of the Company’s common stock, $1.00 par value per share, from the NYSE. Since the date of issuance thereof, the Company has not received any notice from the NYSE regarding the delisting of the Company’s 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $1.00 par value per share, liquidation preference $100.00 per share (“Series A Preferred Shares”), from the NYSE.

(ff)       Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus Supplement.

(gg)      To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus.

(hh)      Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectus, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property that, if resolved adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary that, if resolved adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect.

(ii)       Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(jj)      None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that, at the time of such funding, is subject to any U.S. sanctions administered by OFAC.

(kk)     The Company and its subsidiaries are not in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, which violation would, if continued, have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement.

(ll)       The Company and its subsidiaries have implemented disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and believe they are effective.

(mm)   The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions in which the Company and any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)      The Company’s Registration Statement was filed less than three years before the expected completion of this contemplated offering and the Company does not satisfy the requirements to qualify as a well-known seasoned issuer.

(oo)      There are currently no agreements between the Company and any other persons granting those persons the right to require the Company to register any other securities of the Company with the Shares being offered under the Registration Statement in this offering.

(pp)      Other than information contained in or omitted from the Prospectus furnished by the Underwriters to the Company relating to the Underwriters for use in the preparation thereof, the statements in the Prospectus under the captions “Underwriting,” “Material U.S. Federal Income Tax Considerations” and “Description of the Preferred Shares,” insofar as those statements constitute summaries of the legal matters and documents described therein, fairly summarize in all material respects the matters referred to therein.

2.	Purchase and Sale of the Shares.

Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price per share of $95.50 (representing a public offering of $100.00 per share, less an underwriting discount of $4.50 per share), and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 that portion of the number of Optional Shares as to which such election shall have been exercised.

Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the right to purchase at their election up to 41,250 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering over-allotment sales of Series B Preferred Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriters to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) and, unless the Underwriters and the Company otherwise agree in writing, no earlier than two nor later than seven business days after the date of such notice.

3.	Offering by the Underwriters.

Upon authorization by the Company of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.	Delivery and Payment.

Certificates in definitive form for the Shares to be purchased by the Underwriters hereunder, and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of the Underwriters, against payment of the purchase price therefor by wire transfer of same day funds to an account designated by the Company at least 24 hours in advance, all at the offices of Incapital LLC, 1800 N. Military Trail, Suite 400, Boca Raton, Florida 33431, Attention: Legal. Such certificates may be deposited with the Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name Cede & Co., as nominee for DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York, New York time, on August 1, 2013, or at such other time and date as you and the Company may agree upon in writing and, with respect to the Optional Shares, 10:00 a.m., New York, New York time, on the date specified by you in the written notice of the Underwriters’ election to purchase such Optional Shares provided under Section 2 hereof, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Delivery Date,” such time and date for delivery of the Optional Shares, if not the First Delivery Date, is herein called the “Second Delivery Date,” and each such time and date for delivery is herein called a “Delivery

Date.” Such certificates will be made available to the Underwriters for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Incapital LLC, in Boca Raton, Florida or such other location designated by the Underwriters to the Company.

5.	Agreements of the Company.

The Company agrees with the Underwriters:

(a)        To prepare the Prospectus in a form reasonably approved by you and to file the Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed or, if applicable, such earlier time as may be required by Rule 430B under the Securities Act; to make no amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus which shall be reasonably objected to by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

(b)        To furnish to the Underwriters a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Free Writing Prospectus to which the Underwriters reasonably object.

(c)        Unless otherwise consented to by the Underwriters in writing, not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(d)        If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish or cause to furnish, at its own expense, to the

Underwriters and to any dealer upon request (whose name and address is supplied to the Company), either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(e)        If, during such period after the first date of the public offering of the Shares as, in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish or cause to furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request (whose names and addresses are supplied to the Company), either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f)        Promptly from time to time to take such actions as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or general taxation in any jurisdiction.

(g)        As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders and to you an earnings statement of the Company covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act (it being agreed that for the purpose of this subsection 5(g) only, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(h)        To either make available on EDGAR or furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and make available on EDGAR or deliver to you (i) for a period of five years from the effective date of the Registration

Statement, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed, as soon as they are available, and (ii) for a period of one year from the effective date of the Registration Statement, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request, except to the extent such information is publicly available through the Commission’s website or disseminated through a national news service.

(i)        If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(j)        During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Series A Preferred Shares or Series B Preferred Shares of the Company without the prior written consent of the Underwriters; provided, however, that the Company may issue and sell the Series B Preferred Shares pursuant to this Agreement. Notwithstanding anything contained in this Section 5(j) to the contrary, if (i) during the last seventeen (17) days of the ninety-day period referenced above, the Company releases earnings results or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the ninety-day period referenced above, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of such ninety-day period, and, in either the case of clause (i) or (ii) immediately above, the safe harbor pursuant to Rule 139 promulgated under the Securities Act is not available to the Underwriters, the restrictions imposed by this Section 5(j) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the materials news or material event, as applicable, unless the Underwriters waive in writing such continuance.

(k)        To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(l)         The Company will use its reasonable best efforts to effect the listing of the Shares on the NYSE, subject to official notice of issuance.

6.	Expenses.

The Company agrees with the Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus and any Free Writing Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this

Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (v) the costs and charges of any transfer agent, registrar or depository; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and travel and lodging expenses of the representatives and officers of the Company; (vii) all fees, relating to the inclusion of the Shares for listing and quotation on the NYSE; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section 6, and in Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Shares.

7.	Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and each Delivery Date, true and correct and the condition that the Company shall have performed all of its obligations hereunder theretofor to be performed, and the following additional conditions, unless any such condition is waived in writing by the Underwriters:

(a)        The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)        On each Delivery Date, Squire Sanders (US) LLP, counsel for the Underwriters, shall have furnished to you an opinion or opinions, dated such dates, with respect to the issuance and sale of the Shares on each such Delivery Date, the Registration Statement, the Disclosure Package, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)        On each Delivery Date, Jones Walker L.L.P. (“Jones Walker”), counsel for the Company, shall have furnished to you its written opinion, dated such dates, in form and substance satisfactory to you, to the effect that:

(i)         Neither the Company nor any of its subsidiaries is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(ii)        The Company and its domestic subsidiaries have been duly incorporated or organized and are validly existing as corporations or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Disclosure Package and the Prospectus, and each of the Company and its domestic subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts business so as to require such qualification except where the failure to so qualify would not result in a Material Adverse Effect; and, to such counsel’s knowledge, each of the Company’s foreign subsidiaries have been duly incorporated or organized and are validly existing as corporations or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Disclosure Package and the Prospectus, and each of the Company’s foreign subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts business so as to require such qualification except where the failure to so qualify would not result in a Material Adverse Effect;

(iii)       The Company has an authorized and outstanding capitalization as set forth under the caption “Description of Capital Stock – Authorized Capital Stock” in the Base Prospectus, as supplemented by the updated information included in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description contained in the Prospectus; there are no preemptive or similar rights to subscribe for or to purchase any securities of the Company under the Restated Certificate of Incorporation of the Company or under Delaware law; except as described in the Prospectus, to such counsel’s knowledge, there are no warrants or options to purchase any securities of the Company which have been granted by the Company; and to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement entitles any person to require the Company to register any other securities of the Company with the Shares being offered under the Registration Statement and the Prospectus;

(iv)       The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened under the Securities Act;

(v)        The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and conform to the description of the Shares contained in the Prospectus, as amended or supplemented, will be free of statutory preemptive rights, and, to such counsel’s knowledge, will be free of contractual preemptive rights, rights of first refusal and similar rights;

(vi)       Except as described in the Prospectus, to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is subject which, if determined adversely to the Company or its subsidiaries would individually or in the aggregate, have a Material Adverse Effect, and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others;

(vii)      This Agreement has been duly authorized, executed and delivered by the Company;

(viii)     The issuance and sale of the Shares and the performance of this Agreement by the Company and the consummation of the other transactions contemplated by this Agreement will not result in a breach or violation of any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries are bound or to which any of the property or assets of the Company or its subsidiaries is subject or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties, except as would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, articles of organization or operating agreement of the Company or its subsidiaries, as applicable;

(ix)       No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, such as may be required under state securities or Blue Sky laws, any necessary listing application with the NYSE, and such as may be required under the rules of FINRA in connection with the purchase and distribution of the Shares by the Underwriters;

(x)         The Registration Statement, the Disclosure Package and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical information included therein and information furnished for use therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; the eligibility requirements for the use of Form S-3 in connection with the registration of Shares were met at the time of filing the Registration Statement; and the Registration Statement meets, and the offering and sale of the Shares as contemplated by the Underwriting Agreement complies with, the requirements of Rule 415 under the Securities Act; and

(xi)      The Restated Certificate of Incorporation of the Company and the By-laws of the Company, as amended, each in the form filed as an exhibit to the Registration Statement, have been duly adopted and are in full force and effect as of the date hereof, in each case in accordance with the Delaware General Corporation Law, and the Restated Certificate of Incorporation has been filed as required with the Secretary of State of Delaware.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries, and public officials. On each Delivery Date, Jones Walker shall also deliver a letter to you stating that, on the basis of its review and discussion to be specified in such letter, no facts have come to its attention which lead it to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of such Initial Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus, as of the date the Prospectus Supplement was first filed with the Commission and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (in each case, except for the financial statements and the related schedules and other financial, pro forma and statistical information included or incorporated therein and except for statements or omissions based upon information furnished to the Company in writing by any Underwriter expressly for use therein, as to which such counsel need not address). With respect to such statement, such counsel may state that its belief is based upon the procedures set forth therein, but is without independent check or verification.

(d)        On the date of this Agreement and also at each Delivery Date, PricewaterhouseCoopers LLP, Ernst and Young LLP and Warren Averett, LLC, shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(e)        (i) The Company and its subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiaries (except for newly-issued shares issued pursuant to the Company’s employee benefit plans, stock-based incentive plans, incentive compensation plans, or other similar plans in the ordinary course of business and borrowings and repayments under the Company’s revolving credit facility in the ordinary course of business) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus.

(f)        On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (B) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv), in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in the Disclosure Package or Prospectus.

(g)        The Company shall have furnished or caused to be furnished to you copies of agreements between the Company and each of the executive officers and directors of the Company named on Schedule II hereto, in form and content satisfactory to you, pursuant to which such persons agree not to offer, sell, or contract to sell, or otherwise dispose of any of the Series A Preferred Shares or Series B Preferred Shares beneficially owned by them, or any securities convertible into, or exchangeable for, the Series A Preferred Shares or Series B Preferred Shares on or before the ninetieth (90th) day after the date of this Agreement without your prior written consent.

(h)        The Company shall have furnished or caused to be furnished to you on the First Delivery Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and the First Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such First Delivery Date, as to the matters set forth in subsections (a) and (e) of this Section 7 and as to such other matters as you may reasonably and timely request in writing.

(i)        The Shares shall have been approved for quotation and trading on the NYSE, subject to official notice of issuance.

(j)        FINRA shall not have raised any written objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile (with written confirmation of receipt).

8.	Indemnification and Contribution.

(a)        The Company will indemnify and hold harmless the Underwriters, and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claims as such expenses are incurred, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein.

(b)        Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the

Disclosure Package or Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred.

(c)        Promptly after receipt by an indemnified party under subsections (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and the above-described approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in the second sentence of this subsection (c), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the fees and expenses of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the second sentence of this subsection (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse an indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and

(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, severally, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Underwriter of the Shares on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the indemnifying party shall contribute to such amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Underwriter of the Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and, in the case of any Underwriters, as the underwriting discount received by such Underwriter bears to the total of such amounts paid to the Company and received by such Underwriter as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and any Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by any Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter minus the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)        The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

9.	Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.	Substitution of Underwriters.

If one or more of the Underwriters shall fail or refuse at the First Delivery Date to purchase any of the Shares which it has agreed to purchase hereunder, and the aggregate principal amount of Shares which such defaulting Underwriter(s) agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Shares, the other Underwriter(s) shall be obligated to purchase the Shares which such defaulting Underwriter(s) agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to Section 2 hereof bears to the aggregate number of Shares which such non-defaulting Underwriter(s) has so agreed to purchase, or in such other proportions as such non-defaulting Underwriter(s) may specify; provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by more than one-ninth of the number of Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter shall fail or refuse at the First Delivery Date to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate principal amount of the Shares and arrangements satisfactory to the non-defaulting Underwriter(s) and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter(s) or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the First Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 10 shall not relieve the defaulting Underwriter(s) from liability in respect of any default of such Underwriter under this Agreement.

11.	Termination and Payment of Expenses.

(a)        This Agreement shall be subject to termination in the absolute discretion of any Underwriter, by notice given to the Company at any time on or prior to the delivery of any payment for the Shares, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (B) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv), in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or Prospectus.

(b)        If this Agreement shall be terminated pursuant to this Section 11, the Company shall not then be under any liability to the Underwriters except as provided in Section 6 and Section 8 hereof; but if for any other reason the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to this Section 11 or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by the Underwriters, the Company will be responsible for and will reimburse the Underwriters upon demand for all out-of-pocket accountable expenses, including reasonable fees and disbursements of counsel, actually incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. Nothing in this Section 11 shall be deemed to relieve the Underwriters of their liability, if any, to the Company for damages occasioned by their default hereunder.

12.	Information Furnished by the Underwriters.

The date the Underwriters expect to deliver the Firm Shares on the cover page of the Prospectus, the identity of the Underwriters set forth on the cover page and in the first paragraph under the heading “Underwriting (Conflicts of Interest),” the concession and reallowance figures appearing under the heading “Underwriting (Conflicts of Interest)—Commissions and Expenses,” the statement regarding the Underwriters’ intention to make a market in the Series B Preferred Shares prior to the commencement of any trading on the NYSE under the heading “Underwriting (Conflicts of Interest) —NYSE Listing,” the representations with respect to stabilization activities and short positions under the heading “Underwriting (Conflicts of Interest)—Stabilization” and the statement regarding the Underwriters’ ability to distribute prospectuses by electronic means under the heading “Underwriting (Conflicts of Interest) —Electronic Distribution” constitute the only written information furnished by reference or on behalf of the Underwriters referred to in Sections 1(b) and (c) and 8(a) and (b) hereof.

13.	Notices.

In all dealings hereunder, Incapital LLC shall act on behalf of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered, or sent by mail or facsimile (with written confirmation of receipt) to Incapital LLC, 1800 N. Military Trail, Suite 400, Boca Raton, Florida 33431, Attention: Legal; to DNB Markets, Inc., 200 Park Avenue – 31st Floor, New York, New York 10166, Attention: Jae Kwon; to Sterne Agee Group, Inc., 800 Shades Creek Pkwy, Suite 700, Birmingham, Alabama 35209, Attention: James T. Ritt, Esq.; to Euro Pacific Capital Inc., 1201 Dove Street, Suite 200, Newport Beach, California 92660, Attention: Gerald Mars; to Regions Securities LLC, 3050 Peachtree Road NW, Suite 400, Atlanta, Georgia 30305, Attention: Rit Amin and if to the Company shall be sufficient in all respects if delivered or sent by mail or facsimile (with written confirmation of receipt) to the address of the Company set forth in the Prospectus, Attention: Niels M. Johnsen. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.	Successors.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company, the officers and directors, employees and agents of the Underwriters and each person who controls the Company or the Underwriters and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15.	Time of the Essence.

Time shall be of the essence in this Agreement.

16.	No Fiduciary Obligations.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agent or fiduciary of the Company, or the Company’s stockholders, creditors, employees or any other third party, (iii) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of separate transactions with other clients that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17.	Analyst Independence.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the view of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the view expressed by the Underwriters’ independent research analysts and research departments may be different from, or inconsistent with, the views or advice communicated to the Company by the Underwriters’ investment banking divisions. The Company acknowledges that Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect future transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18.	Applicable Law.

This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

19.	Captions.

The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

20.	Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.	Counterparts.

This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.	Amendment.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23.	Entire Agreement.

The underwriting agreement, together with the instruments delivered pursuant to an express provision hereof, constitutes the entire agreement among the parties with respect to the proposed offering.

[Signatures appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us two counterparts hereof, whereupon this instrument shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours, INTERNATIONAL SHIPHOLDING CORPORATION

By:	/s/ Manuel G. Estrada
Name: Manuel G. Estrada Title: Vice President and Chief Financial Officer

Accepted as of the date hereof INCAPITAL LLC

By:	/s/ Christopher O’Connor
Name: Christopher O’Connor
Title: Managing Director

DNB MARKETS, INC.

By:	/s/ Jae Kwon
Name: Jae Kwon
Title: Managing Director

STERNE, AGEE & LEACH, INC.

By:	/s/ Joseph Zabik
Name: Joseph Zabik
Title: Head of Investment Banking

EURO PACIFIC CAPITAL INC.

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: President

REGIONS SECURITIES LLC

By:	/s/ Rit N. Amin
Name: Rit N. Amin
Title: Managing Director

SCHEDULE I

Issuer Free Writing Prospectuses

Free writing prospectus filed July 25, 2013

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SCHEDULE II

Parties to Lock-Up Agreement

Kenneth H. Beer

Manuel G. Estrada

Erik L. Johnsen

Niels M. Johnsen

Peter M. Johnston

H. Merritt Lane, III

Edwin A. Lupberger

James J. McNamara

Harris V. Morrissette

T. Lee Robinson, Jr.

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